Exhibit 99.1
NEBRASKA BOOK COMPANY ANNOUNCES AGREEMENT FOR RECAPITALIZATION
•	Agreement to restructure approximately $450 million in loans and bonds

•	Full support of lenders party to agreement to support plan

•	Cash on hand and debtor-in-possession financing support restructuring

•	Operations to continue as usual

•	Suppliers to be paid in full upon plan implementation
LINCOLN, NEBRASKA, June 27, 2011 — NBC Acquisition Corp. and its subsidiaries, including Nebraska Book Company (“NBC” or the “Company”), an industry leader in solutions for the college bookstore marketplace, today announced that it has reached an agreement that will substantially reduce debt at the parent company level and position itself for future growth. NBC, NBC Acquisition, NBC Holdings and the subsidiaries of the Company will implement the restructuring agreement as part of a chapter 11 case in the U.S. Bankruptcy Court for the District of Delaware.
The Company reached an agreement in principle with (a) more than 95% in principal amount of its 8.625% Senior Subordinated Notes due 2012 (the “Senior Subordinated Notes”) and (b) the holders of more than 75% in principal amount of NBC Acquisition’s 11% Senior Discount Notes due 2013 (the “Senior Discount Notes”) that would restructure approximately $450 million of outstanding loans and bonds of NBC Acquisition and its subsidiaries, including the elimination of up to $77 million of debt at the NBC Acquisition level. “This agreement solves balance sheet issues we have been addressing for months; we are clearing a path toward continued growth,” said Barry Major, the Company’s President.
The chapter 11 filing includes key initiatives to ensure there is little or no impact on NBC’s operations, employees and customers. “It will remain business as usual, and we will continue to move forward armed with a number of great strategies that will continue to make us a market force,” said Major. “This process will not interrupt our focus on our primary goals, providing the superior products and services that our customers have come to expect from NBC.” Company operations will continue as usual throughout this process. As of June 26, 2011, the Company has more than $20 million in cash on hand, and it has secured commitments for $200 million in debtor-in-possession financing to support both the restructuring and operations.
The Company also recently released its fiscal 2011 financial results, which reported revenues of approximately $598 million and Earnings Before Interest, Taxes, Depreciation and Amortization, (EBITDA), after adding back a non-cash goodwill charge and certain other costs associated with its restructuring activities, of more than $60 million. “While those are not the highest operating results that the Company has ever reported, it is still a solid year of revenue and cash flow,” said Major. Major went on to say that the Company has become stronger over the course of the last 12-18 months with many successful initiatives, including streamlining its retail division to enhance customer service, integrating certain operations to gain greater efficiencies and adjusting the Company’s workforce in select areas to be more properly staffed. “While these measures have positioned us for greater profitability, we anticipate the recapitalization will give us the financial flexibility we need to continue to execute our business plan going forward and aggressively grow our business,” said Major.
From an accounting standpoint, NBC Acquisition Corp. reported a loss of $98 million. However, the majority of the loss is due to an $89 million write-down of its goodwill intangible assets. It is important to note that while accounting conventions require the charge, this write-down does not affect cash flows.
The full implementation of the restructuring is dependent upon a number of factors, including the filing of a plan of reorganization, obtaining Bankruptcy Court approval of a disclosure statement, and confirmation and consummation of the plan of reorganization in accordance with the provisions of the Bankruptcy Code. Additional information about Nebraska Book Company’s recapitalization is available at www.nebook.com/info or through the NBC restructuring hotline at 1.888.369.6612. All media inquiries should be directed to the media hotline at 1.972.764.2101.
About Nebraska Book Company
Nebraska Book Company began in 1915 with a single bookstore near the University of Nebraska campus and now operates over 290 stores serving colleges and universities with more than two million students. The Textbook Division serves more than 2,500 bookstores through the annual sale of over six million textbooks, and the Complementary Services Division has installed more than 1,600 technology platforms and e-commerce sites. Additional information about Nebraska Book Company can be found at the company’s website: www.nebook.com.
Forward-Looking Statements
This press release contains “forward-looking statements” made by the Company and/or NBC Acquisition (together, the “NBC Companies”) within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the NBC Companies’ ability to implement the restructuring, the size and scope of the restructuring, the effect of the restructuring on the NBC Companies’ balance sheet and amount of debt outstanding, the NBC Companies’ ability to finalize the debtor-in-possession financing, the approval of the Bankruptcy Court of the disclosure statement, growth and profitability of the NBC Companies, the NBC Companies’ ability to continue to operate during the restructuring, and the impact of the restructuring on the NBC Companies’ business. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks, and uncertainties that could cause the NBC Companies’ actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to,
•	the potential adverse impact of the chapter 11 cases on the NBC Companies’ business, financial condition, or results of operations, including the NBC Companies’ ability to maintain contracts and other customer and vendor relationships that are critical to the NBC Companies’ business and the actions and decisions of the NBC Companies’ creditors and other third parties with interests in the NBC Companies’ chapter 11 proceedings;

•	the NBC Companies’ ability to maintain adequate liquidity to fund the NBC Companies’ operations during the chapter 11 cases and to fund a plan of reorganization thereafter, including obtaining sufficient debtor-in-possession and “exit” financing; maintaining normal terms with the NBC Companies’ vendors and service providers during the chapter 11 cases and complying with the covenants and other terms of NBC Companies’ financing agreements;

•	the NBC Companies’ ability to obtain court approval with respect to motions in the chapter 11 cases prosecuted from time to time and to develop, prosecute, confirm, and consummate one or more plans of reorganization with respect to the chapter 11 cases and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned;

•	goodwill impairment or impairment of identifiable intangibles resulting in a non-cash write down of goodwill or identifiable intangibles; and

•	other risks detailed in the NBC Companies’ SEC filings, in particular the NBC Companies’ Annual Report on Form 10-K for the fiscal year ended March 31, 2010, all of which are difficult or impossible to predict accurately and many of which are beyond the NBC Companies’ control.
The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of the NBC Companies’ various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy cases to each of these constituencies. A plan of reorganization could result in holders of the NBC Companies’ liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, the NBC Companies urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Investors and other interested parties can obtain information about the NBC Companies’ chapter 11 filing on the Internet at www.nebook.com/info. Court filings and claims information are available at www.kccllc.net/nbc. Caution should be taken not to place undue reliance on the NBC Companies’ forward-looking statements, which represent the NBC Companies’ view only as of the date of this press release, and which the NBC Companies assume no obligation to update.
Media Contact:
Michelle Campbell
1.972.764.2101